File No. 333-11575
                                                Filed pursuant to Rule 424(b)(3)


                              ALFACELL CORPORATION


                                SUPPLEMENT NO. 2
                     TO PROSPECTUS DATED SEPTEMBER 13, 1996
          RELATING TO 2,042,506 SHARES OF COMMON STOCK, $.001 PAR VALUE


         On December 5, 1996 the Company's Common Stock commenced trading on the NASDAQ SmallCap Market Securities System under the symbol "ACEL."



         All initially capitalized terms used herein shall have the same meaning as specified in the Prospectus.


                The date of this Supplement is December 10, 1996


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